Exhibit 99.1

Sandbridge Acquisition Corporation
Stockholders Approve Business Combination with Owlet

LOS ANGELES – Sandbridge Acquisition Corporation (NYSE: SBG) (“Sandbridge”) announced that its stockholders have approved all proposals related to the previously announced business combination (the “Business Combination”) with Owlet Baby Care Inc. (“Owlet”) at a special meeting of stockholders held on July 14, 2021. Approximately 92% of the votes cast at the meeting on the Business Combination proposal, representing approximately 79% of Sandbridge’s outstanding shares, voted to approve the Business Combination.

The closing of the Business Combination is anticipated to occur on or about July 15, 2021. Following the closing, the combined company will operate as Owlet, Inc. and its shares of Class A common stock and warrants are expected to trade on the New York Stock Exchange beginning July 16, 2021 under the symbols “OWLT” and “OWLT WS,” respectively.

Sandbridge has received elections to redeem approximately 19.8 million of its outstanding shares, which will leave approximately $32.4 million in its trust account.  Combined with the $130.0 million in expected gross proceeds from a concurrent private placement, there will be approximately $135.7 million of cash available to the combined company from the transaction, after deducting transaction fees and expenses. As a result of the redemptions, Owlet has waived the requirement that the total cash proceeds available from the trust account, after redemptions and deducting deferred underwriting fees and Sandbridge’s transaction expenses, equal or exceed $140 million.

About Sandbridge Acquisition Corporation

Sandbridge Acquisition Corporation (NYSE: SBG) is a special purpose acquisition company with a team that includes experienced industry operators and investors who have partnered with leading high-growth consumer companies, including Thom Browne, Rossignol, The RealReal, Farfetch and Hydrow.

For more information, please visit www.sandbridgeacquisition.com.

About Owlet Baby Care

Owlet Baby Care Inc. was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel more calm and confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. Owlet also believes that every child deserves to live a long, happy, and healthy life, and is working to develop products to help facilitate that belief.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Sandbridge’s or Owlet’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Sandbridge and its management, and Owlet and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of any definitive agreements with respect to the proposed business combination; the outcome of any legal proceedings that may be instituted against Sandbridge, Owlet, the combined company or others following the announcement of the proposed business combination and any definitive agreements with respect thereto; the inability to complete the proposed business combination due to the failure to satisfy conditions to closing; changes to the proposed structure or terms of the proposed business combination that may be required or appropriate as a result of applicable laws or regulations or in response to market reaction to the announcement of the transaction; the ability to meet stock exchange listing standards at or following the consummation of the proposed business combination; the risk that the proposed business combination disrupts current plans and operations of Owlet as a result of the announcement and consummation of the proposed business combination, and as a result of the post-transaction company being a publicly listed issuer; the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the regulatory pathway for Owlet products and responses from regulators, including the U.S. Food and Drug Administration and similar regulators outside of the United States, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Owlet’s management and key employees; costs related to the proposed business combination, including costs associated with the post-transaction company being a publicly listed issuer; changes in applicable laws or regulations; the possibility that Owlet or the combined company may be adversely affected by other economic, business, regulatory and/or competitive factors; Owlet’s estimates of expenses and profitability; the evolution of the markets in which Owlet competes; the ability of Owlet to implement its strategic initiatives and continue to innovate its existing products; the ability of Owlet to defend its intellectual property and satisfy regulatory requirements; the impact of the COVID 19 pandemic on Owlet’s business; the limited operating history of Owlet; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the definitive proxy statement/prospectus for the proposed business combination transaction dated June 21, 2021 and other documents to be filed with the SEC by Sandbridge.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Sandbridge nor Owlet undertakes any duty to update these forward-looking statements.

Contacts

Investor Relations

Sandbridge Acquisition Corporation
Rebecca Campbell
Konnect Agency
rcampbell@konnectagency.com
(213) 225-4415

Owlet Baby Care
Mike Cavanaugh
Westwicke, an ICR company
mike.cavanaugh@westwicke.com
(646) 677-1838

Media Relations

Sandbridge Acquisition Corporation
Rebecca Campbell
Konnect Agency
rcampbell@konnectagency.com
(213) 225-4415

Owlet Baby Care
Jane Putnam
Owlet Baby Care
jputnam@owletcare.com

Cammy Duong
Westwicke, an ICR company
cammy.duong@westwicke.com
(203) 682-8380